UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2012

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland (Equity Residential)	1-12252 (Equity Residential)	13-3675988 (Equity Residential)
Illinois (ERP Operating Limited Partnership)	0-24920 (ERP Operating Limited Partnership)	36-3894853 (ERP Operating Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a), (b) On November 26, 2012, Equity Residential, through its operating partnership, ERP Operating Limited Partnership (collectively with Equity Residential, the “Company”) entered into a definitive agreement to acquire various real estate properties from Archstone Enterprise LP, an unrelated third party (collectively the “Archstone Portfolio”). The Company is hereby filing certain financial information relating to the Archstone Portfolio (see Item 9.01(d) below) indicated under Rule 3-14 and Article 11 of Regulation S-X.

The Archstone Portfolio is being acquired from an unrelated third party. After reasonable inquiry, the Company is not aware of any material factors relating to the operations of the Archstone Portfolio not otherwise disclosed that would cause the reported historical financial information not to be necessarily indicative of future operating results.

Material factors considered in assessing the acquisition of the Archstone Portfolio included, but were not limited to, the opportunity to acquire high quality apartment properties primarily located in the Company’s core strategic markets, representing top United States growth markets, and the following:

•

The Archstone Portfolio consists of approximately seventy-five wholly owned and five partially owned properties consisting of approximately 25,000 apartment units located primarily in high barrier to entry markets where the Company already operates. The portfolio contains 22.2 million net rentable square feet of residential space and approximately 475,000 square feet of commercial space. The historical and expected future cash flows of the properties are strong and stable and the properties have a collective occupancy percentage equal to 94.2%. The Archstone Portfolio is expected to close in 2013 for a total purchase price of approximately $9.6 billion, including assumed debt.

The closing of this pending transaction is subject to certain conditions and restrictions, therefore, there can be no assurance that this transaction will be consummated or that the final terms will not differ in material respects from those summarized in the preceding paragraph.

Based on the above factors, the historical financial statements included herein relating to the potential acquisition have been audited for the Archstone Portfolio’s most recent fiscal year. The historical financial statements included herein reflect 100% of the results of the five partially owned properties as required despite the various levels of partial ownership. In addition, the Archstone Portfolio will be directly or indirectly owned by entities that elect or have elected to be treated as real estate investment trusts (“REIT’s”) for federal income tax purposes. Therefore, a presentation of estimated taxable operating results is not applicable.

(d)	Exhibits:

Exhibit Number		Exhibit

23.1	Consents of KPMG LLP

99.1	(a)	Financial Statements of Real Estate Operations Acquired

(i) Archstone Portfolio
Independent Auditors’ Report
Combined Statements of Revenue and Certain Expenses
Notes to Combined Statements of Revenue and Certain Expenses

	(b)	Pro Forma Financial Information

Equity Residential

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 (unaudited)
Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 (unaudited)

ERP Operating Limited Partnership

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 (unaudited)
Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: November 26, 2012	By:	/s/ Mark J. Parrell

	Name:	Mark J. Parrell

	Its:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 26, 2012	By:	/s/ Ian S. Kaufman

	Name:	Ian S. Kaufman

	Its:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

ERP OPERATING LIMITED PARTNERSHIP BY: EQUITY RESIDENTIAL ITS GENERAL PARTNER

Date: November 26, 2012	By:	/s/ Mark J. Parrell

	Name:	Mark J. Parrell

	Its:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 26, 2012	By:	/s/ Ian S. Kaufman

	Name:	Ian S. Kaufman

	Its:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)